CLECO POWER LLC	EXHIBIT 23(d)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 33-10169, 33-26726, and 33-44663, and the Registration Statement on Form S-3 (No. 333-184694) of Cleco Power LLC of our report dated February 19, 2013 relating to the financial statements and financial statement schedule which appears in this Form 10-K

/s/ PricewaterhouseCoopers LLP
New Orleans, Louisiana
February 27, 2015